As filed with the Securities and Exchange Commission on September 11, 2008 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________

Shoe CARNIVAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	35-1736614
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7500 East Columbia Street Evansville, Indiana 47715
(Address of Principal Executive Offices) (Zip Code)

SHOE CARNIVAL, INC.

2000 STOCK OPTION and incentive plan

(Full title of the plan)

Mark L. Lemond

President and Chief Executive Officer

7500 East Columbia Street

Evansville, Indiana 47715

(Name and address of agent for service)

(812) 867-6471

(Telephone number, including area code, of agent for service)

Copy to:

James A. Aschleman
Baker & Daniels LLP
600 East 96th Street, Suite 600
Indianapolis, Indiana 46240
(317) 569-9600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated Filer	[x]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller Reporting Company	[ ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 Par Value	500,000(1)	$16.92 (2)	$8,460,000 (2)	$332.48 (2)

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, and similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale price of the Common Stock as reported by The NASDAQ Global Select Market on September 8, 2008.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

OF FORM S-8 "REGISTRATION OF ADDITIONAL SECURITIES"

This Registration Statement relates to the registration of 500,000 additional shares of Common Stock, $0.01 par value per share, of Shoe Carnival, Inc. (the "Registrant") reserved for issuance and delivery under the Registrant's 2000 Stock Option and Incentive Plan, as amended (the "2000 Plan"). The increase in the number of shares authorized to be issued under the 2000 Plan was approved by the Registrant's shareholders on June 12, 2008. The contents of the Registrant's Registration Statements on Form S-8 (Registration Nos. 333-60114 and 333-117231) are incorporated herein by reference pursuant to General Instruction E to the Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on this 11th day of September, 2008.

Shoe Carnival, Inc.

By: /s/ Mark L. Lemond

Mark L. Lemond
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Mark L. Lemond and W. Kerry Jackson, each with full power of substitution, to execute in the name and on behalf of such person any amendment to this Registration Statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Mark L. Lemond and W. Kerry Jackson, each with full power of substitution, attorney-in-fact to sign any amendment to this Registration Statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated opposite their names.

Signature	Title	Date

/s/ J. Wayne Weaver J. Wayne Weaver	Chairman of the Board and Director	September 11, 2008

/s/ Mark L. Lemond Mark L. Lemond	President, Chief Executive Officer and Director (Principal Executive Officer)	September 11, 2008

/s/ W. Kerry Jackson W. Kerry Jackson	Executive Vice President - Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 11, 2008

/s/ William E. Bindley William E. Bindley	Director	September 11, 2008

/s/ Gerald W. Schoor Gerald W. Schoor	Director	September 11, 2008

/s/ Kent A. Kleeberger Kent A. Kleeberger	Director	September 11, 2008

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit
4.1

Restated Articles of Incorporation of Registrant (The copy of this Exhibit filed as Exhibit 3-A to the Registrant's Annual Report on Form 10-K for the year ended February 2, 2002 is incorporated herein reference.)

4.2	By-Laws of Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 3-B to the Registrant's Current Report on Form 8-K filed on March 19, 2007 is incorporated herein by reference.)
4.3

Shoe Carnival, Inc. 2000 Stock Option and Incentive Plan, as amended and restated to reflect all amendments adopted through June 12, 2008. (The copy of this Exhibit filed as Exhibit 10-O to the Registrant's Current Report on Form 8-K filed on June 13, 2008 is incorporated herein by reference.)

5.1	Opinion of Baker & Daniels LLP regarding legality of the securities being registered.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Baker & Daniels LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the Signature Page of this Registration Statement).